UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2014 (June 12, 2014)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 12, 2014 Memorial Resource Development Corp., a Delaware corporation (the “Company”), and MRD Holdco LLC, a Delaware limited liability company (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company and the Selling Stockholder (the “Offering”), and purchase by the Underwriters, of up to 42,800,000 shares of the Company’s common stock, par value $0.01 (“Common Stock”). Of the 42,800,000 shares, 21,500,000 are being sold by the Company and 21,300,000 are being sold by the Selling Stockholder. Pursuant to the Underwriting Agreement, the Selling Stockholder has granted to the Underwriters a 30-day option to purchase up to an aggregate of 6,420,000 additional shares of Common Stock held by the Selling Stockholder if the Underwriters sell more than 42,800,000 shares of Common Stock.

The material terms of the Offering are described in the prospectus, dated June 12, 2014 (the “Prospectus”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on June 16, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195062), initially filed by the Company with the Commission on April 4, 2014 (the “Registration Statement”).

The Underwriting Agreement contains customary representations, warranties and agreements of each of the Company and the Selling Stockholder and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on June 18, 2014. The Company will receive net proceeds (after deducting underwriting discounts and commissions and fees and expenses) from the Offering of approximately $382.1 million. As described in the Prospectus, the Company will use the net proceeds of the sale of the Common Stock to redeem its 10.00%/10.75% Senior PIK Toggle Notes due 2018 (the “Notes”) in their entirety and to pay any applicable premium in connection with such redemption and accrued and unpaid interest, if any, to the date of redemption, and, together with borrowings under the Company’s new revolving credit facility, to pay a portion of the consideration for certain assets being contributed to the Company at the closing of the Offering, to repay outstanding borrowings under its subsidiary’s existing credit agreements and to pay for fees and expenses associated with the Company’s new revolving credit facility. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Company and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. In connection with the issuance of the Notes in December 2013, certain of the underwriters participated as initial purchasers and received customary fees for such services. Affiliates of certain of the Underwriters will be lenders under a new revolving credit facility the Company intends to enter into upon the closing of the Offering.

Long Term Incentive Plan

The description of the Memorial Resource Development Corp. 2014 Long Term Incentive Plan (the “Plan”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the Plan is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective June 11, 2014, the Board of Directors of the Company adopted the Plan. Under the Plan, awards of incentive stock options, stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, performance awards, incentive awards, and other cash or stock-based awards may be granted to employees, consultants and directors of the Company and its subsidiaries. Subject to adjustment for certain corporate events, 19,250,000 shares is the maximum number of shares of Common Stock authorized and reserved for issuance under the Plan. Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards.

The foregoing description is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On June 10, 2014, the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation, which became effective as of such date. A description of the material provisions of the Amended and Restated Certificate of Incorporation is set forth in the section entitled “Description of Capital Stock” in the Prospectus and is incorporated herein by reference. The description contained herein and in the Prospectus is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1.

Amended and Restated Bylaws

On June 10, 2014, the Company’s Amended and Restated Bylaws became effective upon effectiveness of the Amended and Restated Certificate of Incorporation. A description of the material provisions of the Amended and Restated Bylaws is set forth in the section entitled “Description of Capital Stock” in the Prospectus and is incorporated herein by reference. The description contained herein and in the Prospectus is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2.

Item 7.01. Regulation FD Disclosure.

On June 13, 2014, the Company announced that it had priced the Offering described in Item 1.01 of this Current Report on Form 8- K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 12, 2014, by and among Memorial Resource Development Corp., MRD Holdco LLC, and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein

3.1	Amended and Restated Certificate of Incorporation dated June 10, 2014

3.2	Amended and Restated Bylaws dated June 10, 2014

10.1	Memorial Resource Development Corp. 2014 Long Term Incentive Plan

99.1	Press release dated June 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: June 16, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 12, 2014, by and among Memorial Resource Development Corp., MRD Holdco LLC, and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein

3.1	Amended and Restated Certificate of Incorporation dated June 10, 2014

3.2	Amended and Restated Bylaws dated June 10, 2014

10.1	Memorial Resource Development Corp. 2014 Long Term Incentive Plan

99.1	Press release dated June 13, 2014